Houlihan Lokey Reports Second Quarter Fiscal 2023 Financial Results

– Second Quarter Fiscal 2023 Revenues of $490 million –
– Second Quarter Fiscal 2023 Diluted EPS of $0.87 –
– Adjusted Second Quarter Fiscal 2023 Diluted EPS of $1.19 –
– Announces Dividend of $0.53 per Share for Third Quarter Fiscal 2023 –

LOS ANGELES and NEW YORK - October 27, 2022 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its second quarter ended September 30, 2022.
For the second quarter ended September 30, 2022, revenues were $490 million, compared with $537 million for the second quarter ended September 30, 2021. Net income was $61 million, or $0.87 per diluted share, for the second quarter ended September 30, 2022, compared with $113 million, or $1.65 per diluted share, for the second quarter ended September 30, 2021. Adjusted net income for the second quarter ended September 30, 2022 was $83 million, or $1.19 per diluted share, compared with $117 million, or $1.71 per diluted share, for the second quarter ended September 30, 2021.
“Our second quarter results reflect the benefit of our diversified business model. In a challenging market environment, growth in Financial Restructuring and Financial and Valuation Advisory partly offset headwinds in our Corporate Finance business. We are proud to note that our Financial and Valuation Advisory business recorded its second-best quarter ever, as we continue to grow that business across all service lines. Market conditions for Financial Restructuring continue to improve and we see potential that this cycle may produce an elevated level of restructuring revenues over an extended period of time. In Corporate Finance, despite difficult year-over-year comparisons, we are starting to see an increase in deal closings leading into the second half of the fiscal year, and the quality of our new deal activity continues to improve. We remain confident the Firm is well positioned across various types of macro-economic environments” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenues by segment
Corporate Finance	$315,016	$388,410	$578,967	$598,401
Financial Restructuring	97,694	83,184	176,532	181,959
Financial and Valuation Advisory	76,827	65,678	152,682	129,634
Revenues	$489,537	$537,272	$908,181	$909,994
Operating expenses:
Employee compensation and benefits	$309,859	$333,374	$575,594	$565,678
Non-compensation	90,307	46,579	165,646	79,321
Operating income	89,371	157,319	166,941	264,995
Other expense, net	5,104	853	6,853	752
Income before provision for income taxes	84,267	156,466	160,088	264,243
Provision for income taxes	23,537	43,583	28,576	65,400
Net income attributable to Houlihan Lokey, Inc.	$60,730	$112,883	$131,512	$198,843

Diluted earnings per share	$0.87	$1.65	$1.90	$2.90

Revenues

For the second quarter ended September 30, 2022, revenues were $490 million, compared with $537 million for the second quarter ended September 30, 2021. Revenues decreased primarily as a result of a decrease in the number of closed transactions and the average transaction fee on closed transactions for our Corporate Finance (“CF”) business segment. For the second quarter ended September 30, 2022, CF revenues decreased (19)%, Financial Restructuring (“FR”) revenues increased 17%, and Financial and Valuation Advisory (“FVA”) revenues increased 17% when compared with the second quarter ended September 30, 2021. Revenues for the second quarter ended September 30, 2021 do not include GCA.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Expenses:
Employee compensation and benefits	$309,859	$333,374	$301,063	$330,421
% of Revenues	63.3%	62.0%	61.5%	61.5%
Non-compensation	$90,307	$46,579	$72,358	$43,327
% of Revenues	18.4%	8.7%	14.8%	8.1%
Provision for income taxes	$23,537	$43,583	$32,084	$45,311
% of Pre-tax income	27.9%	27.9%	27.9%	27.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Six Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Expenses:
Employee compensation and benefits	$575,594	$565,678	$558,530	$559,646
% of Revenues	63.4%	62.2%	61.5%	61.5%
Non-compensation	$165,646	$79,321	$131,932	$75,005
% of Revenues	18.2%	8.7%	14.5%	8.2%
Provision for income taxes	$28,576	$65,400	$57,289	$75,155
% of Pre-tax income	17.9%	24.7%	26.5%	27.4%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $310 million for the second quarter ended September 30, 2022, compared with $333 million for the second quarter ended September 30, 2021. Adjusted employee compensation and benefits expenses were $301 million for the second quarter ended September 30, 2022, compared with $330 million for the second quarter ended September 30, 2021. This resulted in an adjusted compensation ratio of 61.5% for both the second quarter ended September 30, 2022 and the second quarter ended September 30, 2021. The decrease in GAAP and adjusted employee compensation and benefits expenses was primarily a result of a decrease in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $90 million for the second quarter ended September 30, 2022, compared with $47 million for the second quarter ended September 30, 2021. The increase in GAAP non-compensation expenses was primarily a result of the inclusion of GCA’s non-compensation expenses in the second quarter ended September 30, 2022, which were not included in the second quarter ended September 30, 2021, amortization of intangible assets recognized in connection with the acquisition of GCA, integration related costs associated with our acquisition of GCA and an increase in other operating expenses and travel, meals, and entertainment expenses. Adjusted non-compensation expenses were $72 million for the second quarter ended September 30, 2022, compared with $43 million for the second quarter ended September 30, 2021. The increase in adjusted non-compensation expenses was primarily a result of GCA’s non-compensation expenses in the second quarter ended September 30, 2022, which were not included in the second quarter ended September 30, 2021, and an increase in other operating expenses and travel, meals, and entertainment expenses.

The provision for income taxes was $24 million, representing an effective tax rate of 27.9% for the second quarter ended September 30, 2022, compared with $44 million, representing an effective tax rate of 27.9% for the second quarter ended September 30, 2021. The adjusted provision for income taxes was $32 million, representing an adjusted effective tax rate of 27.9% for the second quarter ended September 30, 2022, compared with $45 million, representing an adjusted effective tax rate of 27.9% for the second quarter ended September 30, 2021.

Segment Reporting for the Second Fiscal Quarter

Corporate Finance
CF revenues were $315 million for the second quarter ended September 30, 2022, compared with $388 million for the second quarter ended September 30, 2021, representing a decrease of (19)%. Revenues decreased primarily due to a decrease in the number of closed transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Corporate Finance
Revenues	$315,016	$388,410	$578,967	$598,401
# of Managing Directors	210	126	210	126
# of Closed transactions (1)	114	134	238	218

Financial Restructuring
FR revenues increased 17% to $98 million for the second quarter ended September 30, 2022, compared with $83 million for the second quarter ended September 30, 2021. Revenues increased primarily due to an increase in the number of closed transactions and the closing of a significant fee event during the quarter.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Financial Restructuring
Revenues	$97,694	$83,184	$176,532	$181,959
# of Managing Directors	56	51	56	51
# of Closed transactions (1)	24	20	40	44

Financial and Valuation Advisory
FVA revenues increased 17% to $77 million for the second quarter ended September 30, 2022, compared with $66 million for the second quarter ended September 30, 2021. Revenues increased primarily due to an increase in the number of fee events.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Financial and Valuation Advisory
Revenues	$76,827	$65,678	$152,682	$129,634
# of Managing Directors	40	37	40	37
# of Fee Events (1)	890	806	1,404	1,242
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.53 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2022 to stockholders of record as of the close of business on December 2, 2022.

As of September 30, 2022, the Company had $540 million of cash and cash equivalents and investment securities, and $51 million of other liabilities and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 27, 2022, to discuss its second quarter fiscal 2023 results. The number to call is 1-888-254-3590 (domestic) or 1-646-828-8193 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from October 27, 2022 through November 3, 2022, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 3937326#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and may continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past seven consecutive years in the U.S., the No. 1 global restructuring advisor for the past eight consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	September 30, 2022	March 31, 2022
Assets
Cash and cash equivalents	$503,806	$833,697
Restricted cash	373	373
Investment securities	35,742	109,143
Accounts receivable, net of allowance for credit losses	135,191	144,029
Unbilled work in process, net of allowance for credit losses	155,935	104,751
Deferred income taxes	112,092	95,278
Property and equipment, net	62,206	52,176
Operating lease right-of-use assets	168,291	171,942
Goodwill	1,051,294	1,070,442
Other intangible assets, net	214,598	247,333
Other assets	70,671	57,646
Total assets	$2,510,199	$2,886,810

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$685,568	$953,604
Accounts payable and accrued expenses	98,182	126,190
Deferred income	35,482	28,753
Income taxes payable	3,869	61,266
Deferred income taxes	538	789
Loans payable to former shareholders	506	539
Operating lease liabilities	188,937	197,091
Other liabilities	50,449	74,873
Total liabilities	1,063,531	1,443,105

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 49,780,875 and 49,853,564 shares, respectively	50	50
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 18,874,122 and 17,649,555 shares, respectively	19	18
Additional paid-in capital	559,605	564,761
Retained earnings	981,204	922,223
Accumulated other comprehensive loss	(94,210)	(43,347)
Total stockholders’ equity	1,446,668	1,443,705
Total liabilities and stockholders’ equity	$2,510,199	$2,886,810

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues	$489,537	$537,272	$908,181	$909,994
Operating expenses:
Employee compensation and benefits	309,859	333,374	575,594	565,678
Travel, meals, and entertainment	12,370	4,687	23,420	6,374
Rent	13,285	9,050	25,075	19,275
Depreciation and amortization	19,475	4,344	38,618	8,515
Information technology and communications	13,183	8,858	24,173	15,819
Professional fees	9,598	6,915	16,067	13,616
Other operating expenses	22,396	12,725	38,293	15,722
Total operating expenses	400,166	379,953	741,240	644,999
Operating income	89,371	157,319	166,941	264,995
Other expense, net	5,104	853	6,853	752
Income before provision for income taxes	84,267	156,466	160,088	264,243
Provision for income taxes	23,537	43,583	28,576	65,400
Net income attributable to Houlihan Lokey, Inc.	$60,730	$112,883	$131,512	$198,843

Weighted average shares of common stock outstanding:
Basic	63,422,701	65,156,968	63,350,545	65,433,649
Fully diluted	69,800,028	68,566,127	69,316,792	68,641,962
Earnings per share
Basic	$0.96	$1.73	$2.08	$3.04
Fully diluted	$0.87	$1.65	$1.90	$2.90

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues	$489,537	$537,272	$908,181	$909,994

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$309,859	$333,374	$575,594	$565,678
Less: Acquisition related retention payments	(8,796)	(2,953)	(17,064)	(6,032)
Employee compensation and benefits expenses (adjusted)	301,063	330,421	558,530	559,646

Non-compensation expenses
Non-compensation expenses (GAAP)	$90,307	$46,579	$165,646	$79,321
Less: Integration and acquisition related costs	(2,325)	(1,640)	(2,325)	(1,640)
Less: Acquisition amortization	(15,624)	(1,612)	(31,389)	(2,676)
Non-compensation expenses (adjusted)	72,358	43,327	131,932	75,005

Operating income
Operating income (GAAP)	$89,371	$157,319	$166,941	$264,995
Plus: Adjustments (1)	26,745	6,205	50,778	10,348
Operating income (adjusted)	116,116	163,524	217,719	275,343

Other expense, net
Other expense, net (GAAP)	$5,104	$853	$6,853	$752
Less: Warrant revaluation	(1,014)	—	(2,264)	—
Less: Increase in acquisition earnout liability	(2,841)	—	(2,841)	—
Other expense, net (adjusted)	1,249	853	1,748	752

Provision for income taxes
Provision for income taxes (GAAP)	$23,537	$43,583	$28,576	$65,400
Plus: Impact of the excess tax benefit for stock vesting	—	—	8,102	6,922
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	5,762	—
Adjusted provision for income taxes	23,537	43,583	42,440	72,322
Plus: Resulting tax impact (2)	8,547	1,728	14,849	2,833
Provision for income taxes (adjusted)	32,084	45,311	57,289	75,155

Net income
Net income (GAAP)	$60,730	$112,883	$131,512	$198,843
Plus: Adjustments (3)	22,053	4,477	27,170	593
Net income (adjusted)	82,783	117,360	158,682	199,436

Diluted EPS (GAAP)	$0.87	$1.65	$1.90	$2.90
Diluted EPS (adjusted)	$1.19	$1.71	$2.29	$2.91
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.